Exhibit 99.1

Motorola, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s GAAP Net Sales reflecting the revised presentation of the Company’s operating business segments.

	GAAP Net Sales
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
	April 4, 2009	July 4, 2009	October 3, 2009	December 31, 2009	December 31, 2009

Mobile Devices	$1,801	$1,829	$1,692	$1,824	$7,146
Home	1,025	1,013	866	1,000	3,904
Enterprise Mobility Solutions	1,599	1,685	1,770	1,954	7,008
Networks	966	988	1,141	964	4,059
Segment Totals	5,391	5,515	5,469	5,742	22,117
Other and Eliminations	(20)	(18)	(16)	(19)	(73)
Company Totals	$5,371	$5,497	$5,453	$5,723	$22,044

	GAAP Net Sales
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
	March 29, 2008	June 28, 2008	September 27, 2008	December 31, 2008	December 31, 2008

Mobile Devices	$3,299	$3,334	$3,116	$2,350	$12,099
Home	1,162	1,376	1,138	1,236	4,912
Enterprise Mobility Solutions	1,806	2,042	2,030	2,215	8,093
Networks	1,221	1,362	1,231	1,360	5,174
Segment Totals	7,488	8,114	7,515	7,161	30,278
Other and Eliminations	(40)	(32)	(35)	(25)	(132)
Company Totals	$7,448	$8,082	$7,480	$7,136	$30,146

	GAAP Net Sales
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
	March 31, 2007	June 30, 2007	September 29, 2007	December 31, 2007	December 31, 2007

Mobile Devices	$5,408	$4,273	$4,496	$4,811	$18,988
Home	1,036	1,124	956	1,115	4,231
Enterprise Mobility Solutions	1,717	1,920	1,954	2,138	7,729
Networks	1,301	1,440	1,433	1,609	5,783
Segment Totals	9,462	8,757	8,839	9,673	36,731
Other and Eliminations	(29)	(25)	(28)	(27)	(109)
Company Totals	$9,433	$8,732	$8,811	$9,646	$36,622

Motorola, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s GAAP Operating Earnings (Loss) reflecting 1) the revised presentation of the Company’s operating business segments and 2) the allocation to the segments of certain Corporate costs previously included in Other and Eliminations.

	GAAP Operating Earnings (Loss)
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
	April 4, 2009	July 4, 2009	October 3, 2009	December 31, 2009	December 31, 2009

Mobile Devices	$(545)	$(287)	$(216)	$(167)	$(1,215)
Home	3	18	20	(25)	16
Enterprise Mobility Solutions	66	141	224	283	714
Networks	62	92	139	73	366
Segment Totals	(414)	(36)	167	164	(119)
Other and Eliminations	(35)	46	(39)	(1)	(29)
Company Totals	$(449)	$10	$128	$163	$(148)

	GAAP Operating Earnings (Loss)
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
	March 29, 2008	June 28, 2008	September 27, 2008	December 31, 2008	December 31, 2008

Mobile Devices	$(469)	$(393)	$(879)	$(691)	$(2,432)
Home	68	117	66	89	340
Enterprise Mobility Solutions	153	280	190	(1,191)	(568)
Networks	29	77	152	118	376
Segment Totals	(219)	81	(471)	(1,675)	(2,284)
Other and Eliminations	(50)	(76)	19	—	(107)
Company Totals	$(269)	$5	$(452)	$(1,675)	$(2,391)

	GAAP Operating Earnings (Loss)
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
	March 31, 2007	June 30, 2007	September 29, 2007	December 31, 2007	December 31, 2007

Mobile Devices	$(299)	$(409)	$(361)	$(466)	$(1,535)
Home	119	95	36	77	327
Enterprise Mobility Solutions	(61)	194	242	360	735
Networks	(6)	34	70	63	161
Segment Totals	(247)	(86)	(13)	34	(312)
Other and Eliminations	(119)	(72)	3	(53)	(241)
Company Totals	$(366)	$(158)	$(10)	$(19)	$(553)